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                                   EXHIBIT 11

                               EARNINGS PER SHARE

                        CORN PRODUCTS INTERNATIONAL, INC.
                            COMPUTATION OF NET INCOME
                           PER SHARE OF CAPITAL STOCK



(ALL FIGURES ARE IN MILLIONS EXCEPT PER SHARE DATA )          THREE MONTHS ENDED
                                                                MARCH 31, 2002
                                                              ------------------
Average shares outstanding - Basic                                  35.5

Effect of dilutive securities:
    Stock options                                                    0.1
                                                              ------------------
Average shares outstanding - Assuming dilution                      35.6
                                                              ==================

Net income                                                         $11.2

Earnings per share
    Basic                                                           $0.31
    Dilutive                                                        $0.31